Exhibit 1.1

7,562,890 Shares

Bridgepoint Education, Inc.

Common Stock

UNDERWRITING AGREEMENT

November 16, 2017

BTIG, LLC
600 Montgomery Street, 6th Floor
San Francisco, CA 94111

Ladies and Gentlemen:

Warburg Pincus Private Equity VIII, L.P., a Delaware limited liability partnership (the “Selling Stockholder”), a stockholder of Bridgepoint Education, Inc., a Delaware corporation (the “Company”), proposes to sell to BTIG, LLC (the “Underwriter”) an aggregate of 7,562,890 shares (the “Shares”) of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company. The Shares purchased pursuant to this Underwriting Agreement are herein called the “Securities.”

Subject to the sale of the Securities by the Selling Stockholder to the Underwriter, the Underwriter has agreed to sell to the Company, and the Company has agreed to purchase (the “Concurrent Share Repurchase”) from the Underwriter on the Closing Date, 2,100,000 shares of Common Stock (the “Repurchase Shares”).

The Company and Selling Stockholder hereby confirm their respective agreement with respect to the sale of the Securities to the Underwriter.

1.        Registration Statement and Prospectus. A registration statement on Form S-3 (File No. 333-221354) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Such registration statement, including the amendments, exhibits and schedules thereto, as of the time it became effective, and any post-effective amendments, including the Rule 430B Information (as defined below), and all documents incorporated by reference therein, is referred to herein at the “Registration Statement.” The Company will prepare and file a prospectus pursuant to Rule 424(b) of the Rules and Regulations that discloses the information previously omitted from the prospectus in the Registration Statement in reliance upon Rule 430B of the Rules and Regulations, which information will be deemed retroactively to be a part of the Registration Statement in accordance with Rule 430B of the Rules and Regulations (“Rule 430B Information”). If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) of the Rules and Regulations (such registration statement, including the contents of the Registration Statement incorporated by reference therein is the “Rule 462(b) Registration Statement”). References herein to the “Registration Statement” will be deemed to include the Rule 462(b) Registration Statement at and after the time of filing of the Rule 462(b) Registration Statement. “Preliminary Prospectus” means any prospectus included in the Registration Statement prior to the Effective Time of the Registration Statement, any prospectus included in the Registration Statement through a post-effective amendment, any prospectus filed with the Commission pursuant to Rule 424(a) under the Rules and Regulations and each prospectus that omits Rule 430B Information used after the Effective Time of the Registration Statement. “Prospectus” means the prospectus that discloses the public offering price and other final terms of the Securities and the offering and otherwise satisfies Section 10(a) of the Act. Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date and before the date of such amendment that is incorporated by reference in the Registration Statement. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, is deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”).

2.        Representations and Warranties of the Company.

(a)        The Company represents and warrants to, and agrees with, the Underwriter as follows:

(i)Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-218481) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Effective Time, has become effective. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Effective Time or, to the extent not completed at the Effective Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Effective Time, will be included or made therein. The Registration Statement, at the Effective Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial effective date of the Registration Statement was not earlier than the date three years before the Effective Time.

For purposes of this Agreement:
            "Effective Time" with respect to the Registration Statement or, if filed prior to the execution and delivery of this Agreement, the 462(b) Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If a 462(b) Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Underwriter that it proposes to file one, "Effective Time" with respect to such 462(b) Registration Statement means the date and time as of which such 462(b) Registration Statement is filed and becomes effective pursuant to Rule 462(b).
        "Securities Laws" means, collectively, the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of "issuers" (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange ("Exchange Rules"), the National Association of Securities Dealers or the Financial Industry Regulation Authority.
    “Time of Sale” means 6:00 p.m. (Eastern Time) on the date of this Agreement.
        Unless otherwise specified, a reference to a "rule" is to the indicated rule under the Act.
(ii)Compliance with Securities Act Requirements.    (x) (A) At the Effective Time, (B) on the date of this Agreement and (C) at the Closing Date (as defined below), the Registration Statement conformed and will conform in all respects to the requirements of the Act, (y) on its date, at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the 462(b) Registration Statement in which the Prospectus is included, and at the Closing Date, the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (z) on the date of this Agreement, at their respective Effective Times or issue dates, as applicable, and at the Closing Date, each Registration Statement, the Prospectus, any prospectus wrapper and any issuer free writing prospectus complied or comply in all material respects, and such documents and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, any prospectus wrapper or any issuer free writing prospectus, as amended or supplemented, if applicable, are distributed. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Selling Stockholder (other than a Selling Stockholder who is a director or officer of the Company) or by the Underwriter, in either case specifically for use therein.
(iii)Ineligible Issuer Status.    (i) At the time of the initial filing of the Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an "ineligible issuer," as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.
(iv)Time of Sale Disclosure Package.    As of the Time of Sale, neither the preliminary prospectus, dated November 16, 2017, any free writing prospectus set forth on Schedule I nor the information on Schedule II, all considered together (the “Time of Sale Disclosure Package”) included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any issuer free writing prospectus in reliance upon and in conformity with written information furnished to the Company by any Selling Stockholder (other than a Selling Stockholder who is a director or officer of the Company) or by the Underwriter, in either case specifically for use therein.
(v)Issuer Free Writing Prospectuses.    Each issuer free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in any Registration Statement. If at any time following issuance of an issuer free writing prospectus there occurred or occurs an event or development as a result of which such issuer free writing prospectus conflicted or would conflict with the information then contained in any Registration Statement or as a result of which such issuer free writing prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such issuer free writing prospectus to eliminate or correct such conflict, untrue statement or omission.
(vi)Good Standing of the Company.    (x) The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Disclosure Package; and (y) the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except in the case of clause (y) where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").
(vii)Subsidiaries.    Each subsidiary of the Company has been duly formed as a limited liability company and is existing and in good standing under the laws of the jurisdiction of its organization, with limited liability company power and authority to own its properties and conduct its business as described in the Time of Sale Disclosure Package; and each subsidiary of the Company is duly registered to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such registration, except, in each case, where the failure to be so registered or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding membership interests of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and the membership interests of each subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects.
(viii)Securities.    The Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Time of Sale Disclosure Package; all outstanding shares of capital stock of the Company are, or in the case of Securities to be issued upon the exercise of options and warrants by the Selling Stockholder, when the Securities have been delivered and paid for in accordance with the terms of such options and warrants will be, at the Closing Date, validly issued, fully paid and nonassessable and will conform to the information in the Time of Sale Disclosure Package and to the description of such Securities contained in the Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.
(ix)No Finder's Fee.    Except as disclosed in the Time of Sale Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.
(x)Registration Rights.    (A) Except as disclosed in the Time of Sale Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.
(xi)Listing.    The Securities are listed on The New York Stock Exchange.
(xii)Absence of Further Requirements.    No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body, any accrediting agency or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Securities, except such as have been obtained, or made and such as may be required under state or federal securities laws.
(xiii)Title to Property.    Except as disclosed in the Time of Sale Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charge, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the Time of Sale Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.
(xiv)Absence of Defaults and Conflicts Resulting from Transaction.    The execution, delivery and performance of this Agreement, the consummation of the Concurrent Share Repurchase, and the sale of the Securities by the Selling Stockholders will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or the articles of organization or operating agreement of any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body, any accrediting agency or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, including, without limitation, the Higher Education Act of 1965, as amended (the "HEA"), or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject except, in the cases of clauses (ii) and (iii) such breaches, violations, defaults or impositions (other than a Debt Repayment Triggering Event) that would not, individually or in the aggregate, result in a Material Adverse Effect; a "Debt Repayment Triggering Event" means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xv)Absence of Existing Defaults and Conflicts.    Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.
(xvi)Authorization of Agreement.    The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(xvii)Possession of Licenses and Permits.    The Company and its subsidiaries (A) possess, and are in compliance, in all material respects, with the terms of, all certificates, authorizations, accreditations, franchises, licenses and permits ("Licenses") necessary or material to the conduct of the business now conducted or proposed in the Time of Sale Disclosure Package to be conducted by them, including, without limitation, all authorizations required to participate in federal financial aid programs under Title IV of the HEA, and (B) have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
(xviii)Absence of Labor Dispute.    No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.
(xix)Possession of Intellectual Property.    The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
(xx)Environmental Laws.    Except as disclosed in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
(xxi)Absence of Manipulation.    The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(xxii)Statistical and Market-Related Data.    Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement or the Time of Sale

Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.
(xxiii)Internal Controls.    Except as set forth in the Time of Sale Disclosure Package, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, "Internal Controls") that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) the Company maintains records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the Company's assets, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. Generally Accepted Accounting Principles, (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements and (iv) information required to be disclosed by the Company in the reports that it files or submits under the Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms. The Internal Controls are overseen by the Audit Committee (the "Audit Committee") of the Company's Board of Directors (the "Board") in accordance with Exchange Rules. Except as contemplated in the Time of Sale Disclosure Package, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an "Internal Control Event"), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Time of Sale Disclosure Package fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(xxiv)Litigation.    Except as set forth in the Time of Sale Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company's knowledge, contemplated.
(xxv)Financial Statements.    The financial statements included in each Registration Statement and the Time of Sale Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; all non-GAAP financial information included in the Registration Statement and the Time of Sale Disclosure Package complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; the schedules included in each Registration Statement present fairly the information required to be stated therein; there are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and the Time of Sale Disclosure Package in accordance with Regulation S-X under the Act; and there are no off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)).

(xxvi)No Material Adverse Change in Business.    Except as disclosed in the Time of Sale Disclosure Package, since the end of the period covered by the latest audited financial statements included in the Time of Sale Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, or properties of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the Time of Sale Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as has had, or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or as disclosed in or contemplated by the Time of Sale Disclosure Package, there has been no change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.
(xxvii)Investment Company Act.    Neither the Company nor any of its subsidiaries, including after giving effect to the Concurrent Share Repurchase, is an "investment company" or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act.
(xxviii) Change of Control.    Except as otherwise disclosed in the Time of Sale Disclosure Package, the execution, delivery and performance of this Agreement and the sale of the Securities by the Selling Stockholders will not constitute a change in ownership resulting in a "change of control" of the Company pursuant to the applicable regulations promulgated under the HEA or any applicable statute or regulation.
(xxix)Taxes.    The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the Time of Sale Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.
(xxx)Insurance.    The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Disclosure Package; and the Company has obtained or will obtain directors' and officer's insurance in such amounts as is customary for a public company of comparable size in its industry.
(xxxi)Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(xxxii)Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) made any unlawful contribution, gift, or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-bribery statute or regulation. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates, have conducted their respective businesses in compliance with the FCPA, Bribery Act 2010, and all other applicable anti-bribery statutes and regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.
(xxxiii) Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency (collectively, the “Anti- Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(xxxiv) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is: (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.
(xxxv)ERISA. Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no Plan is or is reasonably expected to be “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) (C) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Company or any of its ERISA Affiliates from the PBGC or the plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (D) no conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan and (E) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); and (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
(b)    Representations and Warranties of the Selling Stockholder.     The Selling Stockholder represents and warrants to, and agrees with, the Underwriter that:
(i)    Title to Securities.    The Selling Stockholder (x) has valid and unencumbered title to the Securities to be sold by the Selling Stockholder and (y) on the Closing Date will have valid and unencumbered title to the Securities to be delivered by the Selling Stockholder on the Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Securities to be delivered by the Selling Stockholder on the Closing Date hereunder; and upon the delivery of and payment for the Securities at the Closing Date hereunder the Underwriter will acquire valid and unencumbered title to the Securities to be delivered by the Selling Stockholder on the Closing Date.
(ii)     Absence of Further Requirements.    No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Securities to be sold by the Selling Stockholder, except (a) such as have been obtained and made under the Act, (b) such as may be required under state or federal securities laws or blue sky laws or the rules of FINRA or (c) such other approvals as have been obtained.
(iii)    Absence of Defaults and Conflicts Resulting from Transaction.    The execution, delivery and performance of this Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, (x) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Selling Stockholder or any of its properties, (y) any agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject or (z) the limited partnership organizational documents of the Selling Stockholder, except, in the case of clauses (x) and (y) above, for any breaches, violations, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, materially and adversely affect the ability of the Selling Stockholder to consummate the transactions contemplated herein;
(iv)    Compliance with Securities Act Requirements.    (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on the Closing Date (as defined below), each of the Initial Registration Statement and the 462(b) Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and did not include and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) on its date, at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the 462(b) Registration Statement in which the Prospectus is included, and on the Closing Date, the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriter specifically for use therein. Notwithstanding anything in this paragraph (iv) to the contrary, with respect to the Selling Stockholder, the provisions of this paragraph (iv) apply only to the extent that any statements in or omissions from any Registration Statement, Prospectus, prospectus wrapper, as amended or supplemented or any Statutory Prospectus are made in reliance on and in conformity with written information relating to the Selling Stockholder that is furnished to the Company by or on behalf of the Selling Stockholder specifically and expressly for use therein, it being understood and agreed that the only such information contained in any Registration Statement or any Statutory Prospectus is the information in such Registration Statement or such Statutory Prospectus with respect to the Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Selling Stockholder” (the “Selling Stockholder Information”).
(v) Authorization of Agreement.     This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.
(vi)    Absence of Manipulation.    The Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(vii)    ERISA. The Selling Stockholder is not (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.
(c)    Effect of Certificates. Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby. Any certificate signed by any authorized signatory of the Selling Stockholder and delivered to the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Selling Stockholder, as to matters covered thereby, to the Underwriter.
3.        Purchase, Sale and Delivery of Securities.

(a)        Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell the Shares to the Underwriter, and the Underwriter agrees to purchase the Shares from the Selling Stockholder. The purchase price for each Share shall be $7.90 per share. Contemporaneously with, and subject to the consummation of, the sale of the Securities by the Selling Stockholder to the Underwriter in compliance with the terms of this Agreement, the Underwriter agrees to sell to the Company, and the Company agrees to purchase from the Underwriter, the Repurchase Shares at a purchase price per share equal to $7.90 per share.

(b)        Payment and Delivery.

(i)    The Securities to be purchased by the Underwriter hereunder, in book-entry form in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Selling Stockholder to the Underwriter, through the facilities of DTC, for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriter duly paid, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Stockholder to the Underwriter at least forty-eight hours in advance. The time and date of such delivery and payment shall be 9:00 a.m., New York City time, on November 21, 2017 or such other time and date as the Underwriter and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Closing Date,” and such time and date for delivery is herein called the “Closing.” On the Closing Date, subject to the sale of Securities to the Underwriter in compliance with the terms of this Agreement, and in consideration for the Repurchase Shares, the Company shall pay the purchase price set forth above for each Repurchase Share by wire transfer of federal (same-day) funds to the accounts specified by the Underwriter to the Company at least forty-eight hours in advance. Payment for the Repurchase Shares shall be made against delivery by the Underwriter of the Repurchase Shares to the Company through the facilities of the DTC for the account of the Company at the Closing Time.

(ii)    The documents to be delivered at the Closing by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriter pursuant to Section 5(l) hereof, will be delivered at the offices of Latham & Watkins LLP located at 885 Third Avenue, New York, New York 10022 (the “Closing Location”), and the Securities will be delivered through the facilities of the DTC unless the Underwriter otherwise instructs, all at such Closing. A meeting will be held at the Closing Location (or telephonically as mutually agreed by the parties) at 5:00 p.m., New York City time, on the New York Business Day next preceding such Closing, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 3, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

4.        Covenants.

(a)    Covenants of the Company. The Company covenants and agrees with the Underwriter as follows:

(i)    Required Filings. The Company will prepare and file a Prospectus with the Commission containing the Rule 430B Information omitted from the Preliminary Prospectus within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430B of the Rules and Regulations. If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462 Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) and the Act. The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriter; and the

Company will furnish the Underwriter and counsel for the Underwriter a copy of any proposed amendment or supplement to the Registration Statement or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(ii)    Notification of Certain Commission Actions. The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, including any post-effective amendment thereto, or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(iii)    Continued Compliance with Securities Laws.

(A)    Within the time during which a prospectus (assuming the absence of Rule 172) relating to the Securities is required to be delivered under the Act by the Underwriter or dealer, the Company will comply in all material respects with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Act, the Company promptly will (x) notify you of such untrue statement or omission, (y) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance and (z) notify you when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is filed.

(B)    If at any time following issuance of an issuer free writing prospectus there occurred or occurs an event or development as a result of which such issuer free writing prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) has promptly notified or promptly will notify the Underwriter of such conflict, untrue statement or omission, (y) has promptly amended or will promptly amend or supplement, at its own expense, such issuer free writing prospectus to eliminate or correct such conflict, untrue statement or omission and (z) has notified or promptly will notify you when such amendment or supplement was or is filed with the Commission to the extent required to be filed by the Rules and Regulations.

(iv)    Blue Sky Qualifications. The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such domestic United States or foreign jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(v)    Provision of Documents. To the extent not available on EDGAR or any successor system, the Company will furnish, at its own expense, to the Underwriter and counsel for the Underwriter copies of the Registration Statement (three of which will be signed and will include all consents and exhibits filed therewith). Further, the Company will furnish, at its own expense, to the Underwriter and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(vi)    Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12‑month period beginning after the effective date of the Registration Statement (which, for purposes of this paragraph, will be deemed to be the effective date of the Rule 462(b) Registration Statement, if applicable) that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(vii)    Payment and Reimbursement of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriter of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriter’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) (i) all filing fees and reasonable fees and disbursements of the Underwriter’s counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate and (ii) the filing fees and fees and disbursements of Underwriter’s counsel incident to any required review and approval by FINRA of the terms of the sale of the Securities, which fees and disbursements of Underwriter’s counsel in the case of (i) and (ii) shall equal an aggregate amount of $15,000 (excluding applicable filing fees), (D) the fees and expenses and any transfer agent or registrar, (E) listing fees, if any, and (F) all other reasonable costs and expenses of the Company and the Selling Stockholder incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Underwriter pursuant to Section 9 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriter’s obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriter for all out-of-pocket accountable disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriter in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.

(viii)    No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S‑K under the Act which have not been so disclosed in the Registration Statement.

(ix)    SEC Reports. The Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(x)    Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule I. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and has complied and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(y)    Restriction on Sale of Securities by Company.    For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Underwriter. The initial Lock-Up Period will commence on the date hereof and continue for 30 days after the date hereof or such earlier date that the Underwriter consents to in writing. Anything herein to the contrary notwithstanding, the foregoing obligations set forth in this paragraph will not apply to the offer, sale, issuance or disposal by the Company of the Securities pursuant to this Agreement or any other Securities of the Company, or any securities convertible into or exchangeable for any of its Securities, pursuant to any equity compensation plan described in the Registration Statement or the Time of Sale Disclosure Package.

(b)    Covenants of the Selling Stockholder. The Selling Stockholder covenants and agrees with the Underwriter:

(i)    To deliver to the Underwriter prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

(ii)    The Selling Stockholder will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(iii)    The Selling Stockholder will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Closing, and to satisfy all conditions precedent to the Underwriter’s obligations hereunder to purchase the Securities.

5.        Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, as of the date hereof and at each of the Closing Date and each Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholder contained herein, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:

(a)        Required Filings; Absence of Certain Commission Actions. All filings required by Rules 424, 430B and 433 of the Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b)); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus or otherwise) shall have been complied with to your satisfaction; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)        Continued Compliance with Securities Laws. The Underwriter shall not have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in your opinion, is material or omits to state a material fact which, in your opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any issuer free writing prospectus contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)        Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short‑term or long‑term debt of the Company (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any or any material adverse change in the general affairs, condition (financial or otherwise), business, management, properties, operations or results of operations of the Company and its subsidiaries, taken as a whole (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d)        No Downgrade. On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(e)        Opinion and 10b-5 Statement of Counsel for the Company. On the Closing Date, there shall have been furnished to you, as Underwriter, in form satisfactory to you the opinion and 10b-5 statement of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, dated such Closing Date and addressed to you.

(f)        Opinion of Counsel for the Selling Stockholder. On the Closing Date, there shall have been furnished to you, as Underwriter, in form satisfactory to you, the opinion of Willkie Farr & Gallagher LLP, counsel for the Selling Stockholder, dated such Closing Date and addressed to you.

(g)        Opinion 10b-5 Statement of Underwriter’s Counsel. On the Closing Date, there shall have been furnished to you, as Underwriter, such opinion or opinions and 10b-5 statement from Latham & Watkins LLP, counsel for the Underwriter, dated such Closing Date and addressed to you in form satisfactory to you, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(h)        Comfort Letters. On the date hereof, on the effective date of any post‑effective amendment to the Registration Statement filed after the date hereof and on the Closing Date you, as Underwriter, shall have received a letter of each of Deloitte & Touche LLP and PricewaterhouseCoopers LLC, dated such date and addressed to you, in form and substance satisfactory to you.

(i)        Officers’ Certificate. On the Closing Date, there shall have been furnished to you, as Underwriter, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)        The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

(ii)        No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

(j)        Selling Stockholder’s Certificate. The Selling Stockholder shall have furnished to the Underwriter on such Closing a certificate, dated such Closing, signed by, or on behalf of, the Selling Stockholder, stating that: (i) the representations and warranties of the Selling Stockholder contained herein, including the representations and warranties set forth in paragraph 2(b) are true and correct on and as of such Closing; and (ii) the Selling Stockholder has complied with all its respective agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing.

(k)        Other Documents. The Company and the Selling Stockholder shall have furnished to you and counsel for the Underwriter such additional documents, certificates and evidence as you or they may have reasonably requested.

(l)        FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(m)        Exchange Listing. The Securities shall have been included for listing on the New York Stock Exchange and satisfactory evidence of such action shall have been provided to the Underwriter.

(n)        Lock-Up Agreements. The “lock-up agreements”, each substantially in the form of Exhibit A hereto, between the Underwriter and the directors and executive officers of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriter. The Company and the Selling Stockholder will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6.        Indemnification and Contribution.

(a)     The Company hereby agrees to indemnify and hold harmless the Underwriter, its affiliates, directors, officers, and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which the Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment or supplement thereto, arising out of or caused by any omission or alleged omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplements thereto, or caused by the omission or alleged omission to state therein any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse the Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any issuer free writing prospectus or in any such amendment or supplement thereto or in any Permitted Free Writing Prospectus, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 6(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any affiliate, director, officer, employee or controlling person of the Underwriter.
(b)        The Selling Stockholder shall indemnify and hold harmless Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment or supplement thereto, arising out of or caused by any omission or alleged omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplements thereto, or caused by the omission or alleged omission to state therein any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance on and in conformity with the Selling Stockholder Information, and shall reimburse the Underwriter, its affiliates, directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, its affiliates, directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action based upon any such untrue statement or omission, or any alleged untrue statement or omission, as such expenses are reasonably incurred provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), which information is limited to the information set forth in Section 6(f). The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall not exceed an amount equal to the proceeds from the offering of the shares of the Stock purchased under the Agreement received by the Selling Stockholder after any underwriting commissions and discounts, but before expenses.

(c)        The Underwriter shall indemnify and hold harmless the Company, the Selling Stockholder, their respective directors, officers and employees, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Selling Stockholder or any such director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment or supplement thereto, arising out of or caused by any omission or alleged omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplements thereto, or caused by the omission or alleged omission to state therein any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 6(f). The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company, the Selling Stockholder or any such director, officer, employee or controlling person.

(d)        Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ one single counsel (and local counsel in each applicable jurisdiction) to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 6 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(e)        If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 6(a), 6(b) or 6(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, from the offering of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholder, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 6(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(e) shall be deemed to include, for purposes of this Section 6(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(e), in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Securities exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)    The Company and the Selling Stockholder acknowledge and agree that the paragraph relating to stabilization by the Underwriter appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus statements constitute the only information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any issuer free writing prospectus or in any amendment or supplement thereto.

7.        Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and the Selling Stockholder herein or in certificates delivered pursuant hereto, and the agreements of the Underwriter, the Company and the Selling Stockholder contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or the Company and the Selling Stockholder or any of their respective officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriter hereunder and any termination of this Agreement.

8.        Termination.

(a)    Right to Terminate. You as Underwriter shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date, if (i) any condition of the Underwriter’s obligations hereunder is not fulfilled at the Closing Date, (ii) trading on the New York Stock Exchange shall have been wholly suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ Stock Market or New York Stock Exchange, by such Exchange or by order of the Commission or any other Governmental Authority, (iv) a banking moratorium shall have been declared by federal or state authorities, or (v) there shall have occurred any outbreak or escalation of hostilities involving or affecting the United States or there shall have occurred any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii) and Section 6 hereof shall at all times be effective.

(b)        Notice of Termination. If you elect to terminate this Agreement as provided in this Section, the Company and the Selling Stockholder shall be notified promptly by you by telephone, confirmed by letter.

9.        Default by the Company.

(a)        Default by the Selling Stockholder. If the Selling Stockholder shall fail at the Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Underwriter or, except as provided in Section 4(a)(vii) and Section 6 hereof, any non‑defaulting party.

(b)        No Relief from Liability. No action taken pursuant to this Section 9 shall relieve the Company or the Selling Stockholder from liability, if any, in respect of such default.

1. 10.        Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriter, shall be mailed via overnight delivery service or hand delivered via courier, to the Underwriter c/o BTIG, LLC, 600 Montgomery Street, 6th Floor, San Francisco, CA 94111, Attention: Steven Druskin, General Counsel (Fax: ((212) 588-6554), with a copy (which shall not constitute notice) to Latham & Watkins, LLP, 885 Third Avenue, New York, New York 10022, Attn: Gregory Rodgers, Esq. (Fax: (212) 751-4864); (ii) if to the Company, shall be mailed or delivered to it at 8620 Spectrum Center Blvd., San Diego, California 92123, Attention: Andrew S. Clark, with a copy to Wilson Sonsini Goodrich & Rosati, P.C., 12235 El Camino Real, Suite 200, San Diego, California 92130, Attn: Martin J. Waters; and (iii) if to the Selling Stockholder, c/o Warburg Pincus, LLC, 450 Lexington Avenue, New York, NY, Attention: Robert B. Knauss, with a copy (which shall not constitute notice) to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, Attention: Steven J. Gartner (Fax: (212) 728-9222). Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.        Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Underwriter.

12.        Absence of Fiduciary Relationship. The Company and the Selling Stockholder acknowledge and agree that: (a) the Underwriter has been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company, the Selling Stockholder and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or are advising the Company or the Selling Stockholder on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company and the Selling Stockholder following discussions and arms-length negotiations with the Underwriter and the Company and the Selling Stockholder are capable of evaluating and understanding and the Company and the Selling Stockholder understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Stockholder and that the Underwriter has no obligation to disclose such interest and transactions to the Company or the Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriter, and not on behalf of the Company or the Selling Stockholder; (e) the Company and the Selling Stockholder waive to the fullest extent permitted by law, any claim it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agree that the Underwriter shall have no liability (whether direct or indirect) to the Company or the Selling Stockholder in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company or the Selling Stockholder.

13.        Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Selling Stockholder and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14.        Counterparts. This Agreement may be executed in one or more original, PDF or facsimile counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

15.        General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement among the Company, the Selling Stockholder and the Underwriter in accordance with its terms.

Very truly yours,

Bridgepoint Education, Inc.

By: /s/ Andrew S. Clark
Andrew S. Clark, Chief Executive Officer and President

Warburg Pincus Private Equity VIII, L.P.

By: Warburg Pincus Partners, L.P., its general partner

By: Warburg Pincus Partners GP LLC, its general partner

By: Warburg Pincus & Co., its managing member

By: /s/ Steven G. Glenn
Steven G. Glenn, Partner

Accepted:

BTIG, LLC

By: /s/ Stephen Ortiz
Authorized Representative

SCHEDULE I

Certain Permitted Free Writing Prospectuses

1.	None.

SCHEDULE II

Pricing Information

Number of Shares: 7,562,890 shares
Number of Repurchase Shares: 2,100,000 shares to be purchased at a price per share equal to the price per share paid by the underwriter to the Selling Stockholder.
Price to the public: as to each investor, the price per Share paid by such investor.

A- 1

EXHIBIT A

LOCK-UP LETTER AGREEMENT
BTIG, LLC
600 Montgomery Street
San Francisco, California 94111

Ladies and Gentlemen:
The undersigned understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you of shares (the “Stock”) of Common Stock, par value $0.01 per share (the “Common Stock”), of Bridgepoint Education, Inc., a Delaware corporation (the “Company”), and that the Underwriter proposes to reoffer the Stock to the public (the “Offering”).
In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Underwriter, on behalf of the Underwriter, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the for a period commencing on the date hereof and ending on the 30th day after the date of the Prospectus relating to the Offering.
Notwithstanding the foregoing, this Lock-Up Letter Agreement shall not apply (1) to bona fide gifts, (2) to sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between or among the undersigned and members of the undersigned’s family, or affiliates of the undersigned, (3) to one or more trusts of which the sole beneficiaries thereof are the undersigned and/or the undersigned’s immediate family members, (4) in a transaction consummated pursuant to any Rule 10b5-1 sales plan agreement entered into by the undersigned prior to the date hereof (and not in contemplation of the execution hereof) or (5) to transfers to the Company to effect withholding or surrender of any of the undersigned’s shares of Common Stock to the Company to satisfy tax withholding obligations which arise from the exercise or vesting of restricted stock units; provided that to the extent a Form 4 is required to be filed under Section 16 of the Exchange Act in connection with any such exercise, withholding or surrender, such Form 4 will include a description of such transaction (in addition to the applicable transaction code required by such form); provided further, that it shall be a condition to any such transfer pursuant to clauses (1), (2) or (3) above, that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence)

to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the 30-day period referred to above), (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (iv) the undersigned notifies the Underwriter at least two business days prior to the proposed transfer or disposition.
Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the completion of the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.
In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
It is understood that, if the Company notifies the Underwriter that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company the Selling Stockholders named therein and the Underwriter.
This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Stock to the Underwriter or (2) December 15, 2017, in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
Very truly yours,
By:______________________________
Name:
Title:
Dated: _______________